UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2016

REAL ESTATE CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8955 U.S. Highway 301 N., No. 192 Parrish, Florida		34219
(address of principal executive offices)		(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 14, 2016, the Company, the Board of Directors via written consent without a meeting, filed Articles of Amendment with the Secretary of State of Florida decreasing the authorized capital of the Company from One Billion Five Hundred Million (1,500,000,000) Shares to One Million One Hundred Forty-Nine Thousand Nine Hundred (1,149,900) shares (a 1 for 10,000 reverse stock split). The effective date of the reverse split is February 15, 2016.

Accordingly, on February 15, 2016, the total authorized capital of the Company will be comprised of One Hundred Forty-Nine Thousand Nine Hundred (149,900) shares of common stock, par value $0.00001 per share; Five Hundred Thousand (500,000) shares of Preferred Stock, Series A, par value $0.0001 per share; and Five Hundred Thousand (500,000) shares of Preferred Stock, Series B, par value $0.001 per share.

Each shareholder’s common stock holdings will decrease by 10,000, but his or her rights and preferences shall not be adversely affected.  All fractional shares will be rounded up with no shareholder holding less than 1 share.

The Stock Split was approved by the Board of Directors in the best interests of the Company and based upon consideration of certain factors including, but not limited to, current trading price of the Company's shares of common stock on the OTC Markets and potential to increase the marketability and liquidity of the Company's common stock.

The Company will be submitting an Issuer Company-Related Action Notification Form to FINRA regarding the reverse split.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT
3.1p	Articles of Amendment to Articles of Incorporation, January 14, 2016 Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE CONTACTS, INC.

Date: January 14, 2016	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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